AGREEMENT AND PLAN OF MERGER
October 21, 2021
In order to consummate the Merger (as defined in Section 3(a) herein) and in consideration of the promises and the covenants and agreements hereinafter set forth, and intending to be legally bound, Guggenheim Enhanced Equity Income Fund, a Delaware statutory trust and a registered diversified closed-end investment company, File No. 811-21681 (the “Target Fund”) and Guggenheim Strategic Opportunities Fund, a Delaware statutory trust and a registered diversified closed-end investment company, File No. 811-21982 (the “Acquiring Fund” and together with the Target Fund, the “Funds”), each hereby agree as follows.
1.	REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.
The Acquiring Fund represents and warrants to, and agrees with, the Target Fund that:
(a)
The Acquiring Fund is a statutory trust duly formed, validly existing and in good standing in conformity with the Delaware Statutory Trust Act (the “DSTA”), and has the power to own all of its assets and to carry out this Agreement. The Acquiring Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)
The Acquiring Fund is duly registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a diversified, closed-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

(c)
The Acquiring Fund has full power and authority to enter into and perform its obligations under this Agreement subject, in the case of the consummation of the Merger, to the approval of this Agreement and the transactions contemplated hereby by the common shareholders of the Acquiring Fund (the “Acquiring Fund Shareholders”) as described in Section 9(a) hereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Acquiring Fund’s Board of Trustees, and this Agreement constitutes a valid and binding contract of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(d)
The Acquiring Fund has provided or made available (including by electronic format) to the Target Fund the most recent audited annual financial statements of the Acquiring Fund, which have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) consistently applied and have been audited by Ernst & Young LLP, each Fund’s independent registered public accounting firm, and such statements fairly present the financial condition and the results of operations of the Acquiring Fund as of the respective dates indicated and the results of operations and changes in net assets for the periods indicated, and there are no liabilities of the Acquiring Fund whether actual or contingent and whether or not determined or determinable as of such date that are required to be disclosed but are not disclosed in such statements.

(e)
An unaudited statement of assets, capital and liabilities of the Acquiring Fund and an unaudited schedule of investments of the Acquiring Fund, each as of the Valuation Time (as defined in Section 3(f) herein) (together, the “Acquiring Fund Closing Financial Statements”), will be provided or made available (including by electronic format) to the Target Fund, at or prior to the Closing Date (as defined in Section 7(a) herein), for the purpose of determining the number of Acquiring Fund Common Shares (as defined in Section 1(m) herein) to be issued to the holders of Target Fund Common Shares (as defined in Section 2(n) herein) (the “Target Fund Shareholders”) pursuant to Section 3 of this Agreement; the Acquiring Fund Closing Financial

Statements will fairly present the financial position of the Acquiring Fund as of the Valuation Time in conformity US GAAP consistently applied.
(f)
There are no material legal, administrative or other proceedings pending or, to the knowledge of the Acquiring Fund, threatened against it which assert liability on the part of the Acquiring Fund or which materially affect its financial condition or its ability to consummate the Merger. The Acquiring Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(g)
There are no material contracts outstanding to which the Acquiring Fund is a party that have not been disclosed in the N-14 Registration Statement (as defined in Section 1(k) herein) or that will not otherwise be disclosed to the Target Fund prior to the Valuation Time.

(h)
The Acquiring Fund is not obligated under any provision of its agreement and declaration of trust (“Declaration of Trust”) or by-laws (“By-Laws”), each as amended to the date hereof, and is not a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Merger.

(i)
The Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Acquiring Fund’s Annual Report for the year ended May 31, 2021, those incurred since the date thereof in the ordinary course of its business as an investment company, and those incurred in connection with the Merger. As of the Valuation Time, the Acquiring Fund will advise the Target Fund of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the Acquiring Fund Closing Financial Statements or to the extent already known by the Target Fund.

(j)
No consent, approval, authorization or order of any court or government authority is required for the consummation by the Acquiring Fund of the Merger, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia) or the rules of the New York Stock Exchange, each of which will have been obtained on or prior to the Closing Date.

(k)
The registration statement filed by the Acquiring Fund on Form N-14, which includes the proxy statement of the Target Fund and the Acquiring Fund with respect to the transactions contemplated herein (the “Combined Proxy Statement/Prospectus”), and any supplement or amendment thereto or to the documents included or incorporated by reference therein (collectively, as so amended or supplemented, the “N-14 Registration Statement”), on its effective date, at the time of the shareholder meeting called to vote on this Agreement and on the Closing Date, insofar as it relates to the Acquiring Fund, (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Combined Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection only shall apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Acquiring Fund for use in the N-14 Registration Statement.

(l)
The Acquiring Fund has filed, or intends to file, or has obtained extensions to file, all material federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year in which the Closing Date occurs. All tax liabilities of the Acquiring Fund have been adequately provided for on its books, and no tax deficiency or liability of the Acquiring Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year in which the Closing Date occurs.

(m)
The Acquiring Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (the “Acquiring Fund Common Shares”). Each outstanding Acquiring Fund Common Share is fully paid and nonassessable, except as provided by the Acquiring Fund’s Declaration of Trust, and has the voting rights provided by the Acquiring Fund’s Declaration of Trust and applicable law.

(n)
The books and records of the Acquiring Fund made available to the Target Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(o)
The Acquiring Fund Common Shares to be issued to the Target Fund Shareholders pursuant to this Agreement will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable and will have full voting rights, except as provided by the Acquiring Fund’s Declaration of Trust or applicable law, and no Acquiring Fund Shareholder will have any preemptive right of subscription or purchase in respect thereof.

(p)
At or prior to the Closing Date, the Acquiring Fund Common Shares to be issued to the Target Fund Shareholders pursuant to this Agreement on the Closing Date will be duly qualified for offering to the public in all states of the United States in which the sale of shares of the Funds presently are qualified, and there will be a sufficient number of such Acquiring Fund Common Shares registered under the 1933 Act and, as may be necessary, with each pertinent state securities commission to permit the issuance contemplated by this Agreement to be consummated.

(q)
At or prior to the Closing Date, the Acquiring Fund will have obtained any and all regulatory, board and shareholder approvals necessary to issue the Acquiring Fund Common Shares to the Target Fund Shareholders.

(r)
The Acquiring Fund has elected to qualify and has qualified as a regulated investment company (“RIC”) within the meaning of Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”), for each of its taxable years since its inception, and the Acquiring Fund has satisfied or intends to satisfy the distribution requirements imposed by Section 852 of the Code and the qualification requirements of Section 851 of the Code to maintain RIC status for each of its taxable years including the taxable year in which the Closing Date occurs.

2.	REPRESENTATIONS AND WARRANTIES OF THE TARGET FUND.
The Target Fund represents and warrants to, and agrees with, the Acquiring Fund that:
(a)
The Target Fund is a statutory trust duly formed, validly existing and in good standing in conformity with the DSTA, and has the power to own all of its assets and to carry out this Agreement. The Target Fund has all necessary federal, state and local authorizations to carry on its business as it is now being conducted and to carry out this Agreement.

(b)
The Target Fund is duly registered under the 1940 Act as a diversified, closed-end management investment company, and such registration has not been revoked or rescinded and is in full force and effect.

(c)
The Target Fund has full power and authority to enter into and perform its obligations under this Agreement subject, in the case of consummation of the Merger, to the approval and adoption of this Agreement by the Target Fund Shareholders as described in Section 8(a) hereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Target Fund’s Board of Trustees and this Agreement constitutes a valid and binding contract of the Target Fund enforceable against the Target Fund in accordance with its terms, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors’ rights generally and court decisions with respect thereto.

(d)
The Target Fund has provided or made available (including by electronic format) to the Acquiring Fund the most recent audited annual financial statements of the Target Fund which have been prepared in accordance with US GAAP consistently applied and have been audited by Ernst & Young LLP, and such statements fairly present the financial condition and the results of operations of the Target Fund as of the respective dates indicated and the results of operations and changes in net assets for the periods indicated, and there are no liabilities of the Target Fund whether actual or contingent and whether or not determined or determinable as of such date that are required to be disclosed but are not disclosed in such statements.

(e)
An unaudited statement of assets, capital and liabilities of the Target Fund and an unaudited schedule of investments of the Target Fund, each as of the Valuation Time (together, the “Target Fund Closing Financial Statements”), will be provided or made available (including by electronic format) to the Acquiring Fund at or prior to the Closing Date, for the purpose of determining the number of Acquiring Fund Common Shares to be issued to the Target Fund Shareholders pursuant to Section 3 of this Agreement; the Target Fund Closing Financial Statements will fairly present the financial position of the Target Fund as of the Valuation Time in conformity with US GAAP consistently applied.

(f)
There are no material legal, administrative or other proceedings pending or, to the knowledge of the Target Fund, threatened against it which assert liability on the part of the Target Fund or which materially affect its financial condition or its ability to consummate the Merger. The Target Fund is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

(g)
There are no material contracts outstanding to which the Target Fund is a party that have not been disclosed in the N-14 Registration Statement or will not otherwise be disclosed to the Acquiring Fund prior to the Valuation Time.

(h)
The Target Fund is not obligated under any provision of its Declaration of Trust or By-Laws or a party to any contract or other commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement, except insofar as the Funds have mutually agreed to amend such contract or other commitment or obligation to cure any potential violation as a condition precedent to the Merger.

(i)
The Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the Target Fund’s Annual Report for the year ended December 31, 2020, those incurred since the date thereof in the ordinary course of its business as an investment company and those incurred in connection with the Merger. As of the Valuation Time, the Target Fund will advise the Acquiring Fund of all known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued as of such time, except to the extent disclosed in the Target Fund Closing Financial Statements or to the extent already known by the Acquiring Fund.

(j)
At both the Valuation Time and immediately prior to the Effective Time (as defined in Section 3(b) herein), the Target Fund will have full right, power and authority to effect the transfer of the Target Fund Investments pursuant to the Merger. As used in this Agreement, the term “Target Fund Investments” shall mean (i) the investments of the Target Fund shown on the schedule of its investments as of the Valuation Time furnished to the Acquiring Fund; and (ii) all other assets owned by the Target Fund or liabilities incurred as of the Valuation Time. Immediately prior to the Effective Time, the Target Fund will have good and marketable title to all of the Target Fund Investments, and upon the Effective Time the Acquiring Fund will own all of the Target Fund Investments free and clear of any encumbrances, liens or security interests and without any restrictions upon the transfer thereof (except those imposed by the federal or state securities laws and those imperfections of title or encumbrances as do not materially detract from the value or use of the Target Fund Investments or materially affect title thereto).

(k)
No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Fund of the Merger, except such as may be required under the 1933 Act, the 1934 Act and the 1940 Act or state securities laws (which term as used herein shall include the laws of the District of Columbia) or the rules of the New York Stock Exchange, each of which will have been obtained on or prior to the Closing Date.

(l)
The N-14 Registration Statement, on its effective date, at the time of the Target Fund Shareholders meeting called to vote on this Agreement and on the Closing Date, insofar as it relates to the Target Fund (i) complied or will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Combined Proxy Statement/Prospectus included therein did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by the Target Fund for use in the N-14 Registration Statement.

(m)
The Target Fund has filed, or intends to file, or has obtained extensions to file, all material federal, state and local tax returns which are required to be filed by it, and has paid or has obtained extensions to pay, all federal, state and local taxes shown on said returns to be due and owing and all assessments received by it, up to and including the taxable year ending with the Closing Date. All tax liabilities of the Target Fund have been adequately provided for on its books, and no tax deficiency or liability of the Target Fund has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid, up to and including the taxable year ending with the Closing Date.

(n)
The Target Fund is authorized to issue an unlimited number of common shares of beneficial interest, par value $0.01 per share (the “Target Fund Common Shares”). Each outstanding Target Fund Common Share is fully paid and nonassessable, except as provided by the Target Fund’s agreement and declaration of trust, and has the voting rights provided by the Target Fund’s agreement and declaration of trust and applicable law.

(o)	All of the issued and outstanding Target Fund Common Shares were offered for sale and sold in conformity with all applicable federal and state securities laws.
(p)
The books and records of the Target Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Target Fund.

(q)
The Target Fund has elected to qualify and has qualified as a RIC within the meaning of Section 851 of the Code for each of its taxable years since its inception, and the Target Fund has satisfied or intends to satisfy the distribution requirements imposed by Section 852 of the Code and the qualification requirements of Section 851 of the Code to maintain RIC status for each of its taxable years including the taxable year ending with the Closing Date.

3.	THE MERGER.

(a)
Subject to receiving the requisite approvals of Target Fund Shareholders and the Acquiring Fund Shareholders, and to the other terms and conditions contained herein, and in accordance with the DSTA, at the Effective Time the Target Fund shall be merged with and into the Acquiring Fund (the “Merger”), the separate existence of the Target Fund as a Delaware statutory trust and registered investment company shall cease and the Acquiring Fund shall continue as the surviving entity following the Merger. The existence of the Acquiring Fund shall continue unaffected and unimpaired by the Merger and it shall be governed by the DSTA.  Each Acquiring Fund Common Share outstanding immediately prior to the Effective Time shall remain outstanding upon the Effective Time and shall be unaffected by the Merger.  Each of the certificate of trust, the Declaration of Trust and the By-Laws of the Acquiring Fund shall be, respectively, the certificate of trust, the Declaration of Trust and the By-Laws of the Acquiring Fund as the entity surviving the Merger.  The Trustees and officers of the Acquiring Fund shall remain the Trustees and officers of the Acquiring Fund as the entity surviving the Merger.

(b)
Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the DSTA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as the Funds shall agree and specify in the Certificate of Merger (the “Effective Time”).

(c)
At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DSTA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Target Fund shall vest in the Acquiring Fund, and all debts, liabilities, obligations, and duties of the Target Fund shall become the debts, liabilities, obligations, and duties of the Acquiring Fund.

(d)
Prior to the Closing Date, the Target Fund shall declare a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders with respect to the taxable year ending with the Closing Date and all previous taxable years (i) all of its investment company taxable income recognized up to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), (ii) all of its net capital gain, if any, recognized up to and including the Closing Date and (iii) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Sections 265 and 171(a)(2) of the Code recognized up to and including the Closing Date (collectively referred to as “Final Distributions”). The Acquiring Fund may pay amounts in respect of Final Distributions to the persons and entities who were Target Fund Shareholders (as of the record date fixed to determine the entitlement to the Final Distributions) after the Closing Date out of cash or other short-term liquid assets that have matured prior to the payment date of the Final Distributions and that were acquired by the Acquiring Fund as a result of the Merger, segregated for this purpose and maintained in an amount at least equal to the remaining payment obligations in respect of the Final Distributions.

(e)
Pursuant to this Agreement, as soon as practicable after the Closing Date, the Acquiring Fund will issue and deliver Acquiring Fund Common Shares to the persons or entities who were Target Fund Shareholders as of immediately prior to the Effective Time in accordance with the provisions of this Agreement. Such delivery shall be accomplished by the opening of shareholder accounts on the share ledger records of the Acquiring Fund in the names of and in the amounts due to such former Target Fund Shareholders based on their respective holdings in the Target Fund as of the Valuation Time.

(f)
The Valuation Time shall be at the close of business of the New York Stock Exchange on the business day immediately preceding the Closing Date, or such earlier or later day and time as may be mutually agreed upon in writing by the Funds (the “Valuation Time”).

(g)
The Target Fund and the Acquiring Fund covenant and agree to dispose of certain assets prior to the Closing Date, but only if and to the extent necessary, so that at Closing (as defined in Section 7(a) herein), when the Target Fund’s assets are added to the Acquiring Fund’s portfolio, the resulting portfolio will meet the Acquiring Fund’s investment objective, policies and restrictions. Notwithstanding the foregoing, nothing herein will require the Target Fund to dispose of any portion of its assets if, in the reasonable judgment of the Target Fund’s Board of Trustees or officers, such disposition would create more than an insignificant risk that the Merger would not be treated as a “reorganization” described in Section 368(a) of the Code.

(h)
For U.S. federal income tax purposes, the parties to this Agreement intend that (i) the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) this Agreement constitutes a plan of reorganization within the meaning of U.S. Treasury Regulations Section 1.368-2(g), and (iii) the parties to this Agreement will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

4.	ISSUANCE AND VALUATION OF ACQUIRING FUND COMMON SHARES IN THE MERGER.
(a)
Upon the Effective Time, the Target Fund Common Shares issued and outstanding immediately prior to the Effective Time, in the aggregate, shall be converted into an aggregate number of fully paid and non-assessable Acquiring Fund Common Shares that have an aggregate net asset value that is equal to the aggregate net asset value of the Target Fund Common Shares.  Pursuant to paragraph (c) of this Section 4, such aggregate number of fully paid and non-assessable Acquiring Fund Common Shares shall be allocated pro rata to the former holders of Target Fund Common Shares, as determined in good faith by the Acquiring Fund and subject to paragraph (d) of this Section 4.  Each person or entity who receives Acquiring Fund Common Shares pursuant to the foregoing shall be bound by all the terms and provisions of the Declaration of Trust and By-Laws of the Acquiring Fund. The aggregate net asset value of Target Fund Common Shares and Acquiring Fund Common Shares, respectively, shall be determined as set forth below.

(b)
The net asset value of the Acquiring Fund and the Target Fund shall be determined as of the Valuation Time in accordance with the regular procedures of the Acquiring Fund (subject to the procedures set forth in this Agreement), and no formula will be used to adjust the net asset value so determined of any Fund to take into account differences in realized and unrealized gains and losses. For purposes of determining the net asset value of Target Fund Common Shares and the Acquiring Fund Common Shares, the value of the securities held by the applicable Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including accrued expenses) and in the case of the Target Fund minus the amount of all assets that will be paid as Final Distributions.

Such valuation and determination shall be made by the Acquiring Fund in cooperation with the Target Fund and shall be confirmed in writing by the Acquiring Fund to the Target Fund. The net asset value per share of the Acquiring Fund Common Shares and Target Fund Common Shares shall be determined in accordance with such procedures.
For purposes of determining the net asset value per share of Target Fund Common Shares and the Acquiring Fund Common Shares, the net asset value of the Acquiring Fund and the Target Fund determined as of the Valuation Time in accordance with the procedures described above shall be divided by the total number of Target Fund Common Shares or Acquiring Fund Common Shares, as the case may be, outstanding at the Valuation Time. The exchange ratio shall be appropriately adjusted if, between the Valuation Time and the Effective Time, the respective outstanding Target Fund Common Shares or Acquiring Fund Common Shares shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period.  Each valuation and determination contemplated by this Section 4 that is made in good faith by the Acquiring Fund shall be binding on all persons and entities who receive Acquiring Fund Common Shares pursuant to this Agreement.
(c)
The Acquiring Fund shall issue to each Target Fund Shareholder as of immediately prior to the Effective Time book entry interests for the Acquiring Fund Common Shares registered in the name of each such holder of Target Fund Common Shares on the basis of each such holder’s proportionate interest in the aggregate net asset value of the Target Fund Common Shares as of immediately prior to the Effective Time. With respect to any Target Fund Shareholders holding certificates evidencing ownership of Target Fund Common Shares as of the Closing Date, and subject to the Acquiring Fund being informed thereof in writing by the Target Fund, the Acquiring Fund will not permit such Target Fund Shareholder to receive new book entry interests of the Acquiring Fund Common Shares, until notified by the Target Fund or its agent that such shareholder has surrendered his or her outstanding certificates evidencing ownership of Target Fund Common Shares or, in the event of lost certificates, posted adequate bond.

(d)
No fractional shares of Acquiring Fund Common Shares will be issued to holders of Target Fund Common Shares unless such shares are held in a dividend reinvestment plan account. In lieu thereof, the Acquiring Fund’s transfer agent will aggregate all fractional Acquiring Fund Common Shares to be issued in connection with the Merger (other than those issued to a dividend reinvestment plan account) and sell the resulting full shares on the New York Stock Exchange at the then-current market price for Acquiring Fund Common Shares for the account of all holders of such fractional interests, and each such holder will receive such holder’s pro rata share of the proceeds of such sale upon surrender of such holder’s certificates representing Target Fund Common Shares, if any.

(e)
All of the Target Fund Common Shares converted into the right to receive Acquiring Fund Common Shares pursuant to the Merger shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time. The Acquiring Fund Common Shares issued in the Merger (and cash paid in lieu of fractional shares) shall be deemed to have been paid in full satisfaction of all rights pertaining to Target Fund Common Shares.  From and after the Effective Time, the stock transfer books of the Target Fund shall be closed, and there shall be no further transfers on the stock transfer books of the Target Fund of the Target Fund Common Shares that were issued and outstanding immediately prior to the Effective Time.

5.	PAYMENT OF EXPENSES.
(a)
Regardless of whether the Merger is completed, neither Target Fund nor Acquiring Fund will bear expenses incurred in connection with the Merger, including but not limited to, costs related to the preparation and distribution of materials to each Fund’s Board of Trustees, expenses incurred in connection with the preparation of the Agreement, the preparation and filing of any documents required by such Fund’s state of organization, the preparation and filing of the N-14 Registration Statement with the U.S. Securities and Exchange Commission (“SEC”), the printing and distribution of the Combined Proxy Statement/Prospectus and any other materials required to be distributed to shareholders, the SEC, state securities commission and secretary of state filing fees and legal and audit fees in connection with the Merger, legal fees incurred preparing each Fund’s board materials, attending each Fund’s board meetings and preparing the minutes, audit fees associated with each Fund’s financial statements, stock exchange fees, transfer agency fees, portfolio transfer taxes (if any). Neither the Funds nor the investment adviser will pay any expenses of shareholders arising out of or in connection with the Merger. To the extent there are transaction costs associated with portfolio repositioning prior to the Merger, such costs will be borne by the Fund. To the extent there are transaction costs associated with portfolio repositioning after the Merger, such costs will be borne by the Acquiring Fund.

(b)	If for any reason the Merger is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including, without limitation, consequential damages, and each

Fund shall be responsible, on a proportionate total assets basis, for all portfolio transaction expenses incurred in connection with the Merger as described in 5(a) above.

6.	COVENANTS OF THE FUNDS.
(a)	COVENANTS OF EACH FUND.
(i)
Each of the Target Fund and the Acquiring Fund covenants to operate its business as presently conducted or as otherwise reported to the Fund’s Board of Trustees between the date hereof and the Closing Date.

(ii)
The Target Fund and the Acquiring Fund agree that by the Closing Date all of its U.S. federal and other tax returns and reports required to be filed on or before such date shall have been filed and all taxes shown as due on said returns either have been paid or adequate liability reserves have been provided for the payment of such taxes.

(iii)
The intention of the parties is that the transaction contemplated by this Agreement will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither the Acquiring Fund nor the Target Fund shall take any action or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Dechert LLP (“Dechert”), counsel to the Funds, to render the tax opinion required herein (including, without limitation, each party’s execution of representations reasonably requested by and addressed to Dechert).

(iv)
In connection with this covenant, the Funds agree to cooperate with each other in filing any tax return, amended return or claim for refund, determining a liability for taxes or a right to a refund of taxes or participating in or conducting any audit or other proceeding in respect of taxes. The Acquiring Fund agrees to retain for a period of ten (10) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to tax matters of the Target Fund for each of such Fund’s taxable periods ending on or before the Closing Date.

(v)
The Target Fund and the Acquiring Fund shall use reasonable efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things, including to promptly obtain all requisite consents and approvals, necessary or advisable to consummate the Merger in the most expeditious manner practicable.

(b)	COVENANTS OF THE ACQUIRING FUND.
(i)
The Acquiring Fund will file the N-14 Registration Statement with the Securities and Exchange Commission and will use its best efforts to provide that the N-14 Registration Statement becomes effective as promptly as practicable. Each Fund agrees to cooperate fully with the other, and each will furnish to the other the information relating to itself to be set forth in the N-14 Registration Statement as required by the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations thereunder and the state securities laws.

(ii)	Following the consummation of the Merger, the Acquiring Fund intends to continue its business as a diversified, closed-end management investment company registered under the 1940 Act.
(iii)
The Acquiring Fund shall use reasonable efforts to cause the Acquiring Fund Common Shares to be issued in the Merger to be approved for listing on the New York Stock Exchange prior to the Closing Date.

(iv)
The Acquiring Fund agrees to mail to its shareholders of record entitled to vote at the special meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, the Combined Proxy Statement/Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

(c)	COVENANTS OF THE TARGET FUND.
(i)
The Target Fund agrees to mail to its shareholders of record entitled to vote at the special meeting of shareholders at which action is to be considered regarding this Agreement, in sufficient time to comply with requirements as to notice thereof, the Combined Proxy Statement/Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

7.	CLOSING DATE.
(a)
The closing of the Merger (the “Closing”) shall occur prior to the opening of the New York Stock Exchange at the offices of Guggenheim Funds Investment Advisers, LLC, 227 West Monroe Street, 7th Floor, Chicago, Illinois 60606, or at such other time or location as may be mutually agreed to by the Funds, on the next full business day following the Valuation Time to occur after the satisfaction or waiver of all of the conditions set forth in Sections 8 and 9 of this Agreement (other than the conditions that relate to actions to be taken, or documents to be delivered at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or waiver of such conditions at Closing), or at such other time and date as may be mutually agreed to by the Funds (such date, the “Closing Date”).

(b)
At the Valuation Time, the Target Fund shall deliver or make available to (including by electronic format) the Acquiring Fund a list of the names and addresses of all of the Target Fund Shareholders of record at the Valuation Time and the number of Target Fund Common Shares owned by each such Target Fund Shareholder, certified to the best of its knowledge and belief by the transfer agent for the Target Fund Common Shares or by the Target Fund’s Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, or Secretary or any Assistant Secretary.

8.	CONDITIONS OF THE TARGET FUND.
The obligations of the Target Fund hereunder shall be subject to the following conditions:
(a)
That this Agreement and the transactions contemplated hereby shall have been approved by at least two-thirds of the members of the Board of Trustees of the Target Fund and by the affirmative vote of the Target Fund Shareholders representing a 1940 Act Majority (as defined below) of the outstanding common shares entitled to vote on this Agreement. A “1940 Act Majority” means the affirmative vote of either (i) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy at the meeting or (ii) more than 50% of the outstanding shares, whichever is less.

(b)
That the Acquiring Fund shall have delivered (including in electronic format) to the Target Fund a copy of the resolutions approving this Agreement adopted by the Board of Trustees of the Acquiring Fund.

(c)
That the Acquiring Fund shall have provided or made available (including by electronic format) to the Target Fund the Acquiring Fund Closing Financial Statements, together with a schedule of the Acquiring Fund’s investments, all as of the Valuation Time, certified on the Acquiring Fund’s behalf by its Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, and a certificate signed by the Acquiring Fund’s Chief

Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the Acquiring Fund since the date of the Acquiring Fund’s most recent Annual or Semi-Annual Report, as applicable, other than changes in its portfolio securities since that date or changes in the market value of its portfolio securities.

(d)
That the Acquiring Fund shall have furnished to the Target Fund a certificate signed by the Acquiring Fund’s Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, dated as of the Closing Date, certifying that, as of the Valuation Time and as of the Closing Date, all representations and warranties of the Acquiring Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates, and that the Acquiring Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to each of such dates.

(e)
That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement and no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger shall be in effect.

(f)
That the Acquiring Fund shall have obtained an opinion from Dechert, counsel for the Funds, dated as of the Closing Date, addressed to the Acquiring Fund, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in Section 368(a) of the Code, on the basis of facts, representations and assumptions, and subject to the qualifications and limitations, set forth in such opinion.

(g)
That all proceedings taken by the Acquiring Fund and its counsel in connection with the Merger and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Target Fund.

(h)
That the N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, be contemplated by the SEC.

(i)	That the Acquiring Fund Common Shares to be issued in the Merger shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance.
(j)
All regulatory approvals required by applicable law to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof shall have expired.

9.	CONDITIONS OF THE ACQUIRING FUND.
The obligations of the Acquiring Fund hereunder shall be subject to the following conditions:
(a)
That this Agreement and the transactions contemplated hereby including the issuance of additional Acquiring Fund Common Shares in connection with the Merger shall have been approved by the Board of Trustees of the Acquiring Fund and by the affirmative vote of the Acquiring Fund Shareholders representing a 1940 Act Majority of the outstanding common shares entitled to vote on this Agreement.

(b)	That the Target Fund shall have delivered (including in electronic format) to the Acquiring Fund a copy of the resolutions approving this Agreement adopted by the Board of Trustees of the Target Fund.

(c)
That the Target Fund shall have provided or made available (including by electronic format) to the Acquiring Fund the Target Fund Closing Financial Statements, together with a schedule of the Target Fund Investments with their respective dates of acquisition and tax costs, all as of the Valuation Time, certified on the Target Fund’s behalf by its Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, and a certificate signed by Target Fund’s Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date there has been no material adverse change in the financial position of the Target Fund since the date of the Target Fund’s most recent Annual Report or Semi-Annual Report, as applicable, other than changes in the Target Fund Investments since that date or changes in the market value of the Target Fund Investments.

(d)
That the Target Fund shall have furnished to the Acquiring Fund a certificate signed by the Target Fund’s Chief Executive Officer, President, any Vice President, Chief Financial Officer, Treasurer or any Assistant Treasurer, dated as of the Closing Date, certifying that as of the Valuation Time and as of the Closing Date all representations and warranties of the Target Fund made in this Agreement are true and correct in all material respects with the same effect as if made at and as of such dates and the Target Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to such dates.

(e)
That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement and no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger shall be in effect.

(f)
That the Target Fund shall have obtained an opinion from Dechert, counsel for the Funds, dated as of the Closing Date, addressed to the Target Fund, that the consummation of the transactions set forth in this Agreement complies with the requirements of a reorganization as described in Section 368(a) of the Code, on the basis of facts, representations and assumptions, and subject to the qualifications and limitations, set forth in such opinion.

(g)
That all proceedings taken by the Target Fund and its counsel in connection with the Merger and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund.

(h)
That the N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Target Fund, be contemplated by the SEC.

(i)
That prior to the Closing Date, the Target Fund shall have declared a dividend or dividends which, together with all such previous dividends, shall have the effect of distributing to its shareholders with respect to the taxable year ending with the Closing Date and all previous taxable years (i) all of its investment company taxable income to and including the Closing Date, if any (computed without regard to any deduction for dividends paid), (ii) all of its net capital gain, if any, recognized to and including the Closing Date and (iii) the excess of its interest income excludable from gross income under Section 103(a) of the Code, if any, over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the period to and including the Closing Date. The Acquiring Fund may pay amounts in respect of such Final Distributions to the persons and entities who were Target Fund Shareholders (as of the record date fixed to determine the entitlement to Final Distributions) after the Closing Date out of cash or other short-term liquid assets that have matured prior to the payment date of the Final Distributions and that were acquired by the Acquiring Fund as a result of the Merger, segregated for this purpose and maintained in an amount at least equal to the remaining payment obligations in respect of the Final Distributions.

(j)	That the Acquiring Fund Common Shares to be issued in the Merger shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(k)
All regulatory approvals required by applicable law to consummate the Merger shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof shall have expired.

10.	TERMINATION, POSTPONEMENT AND WAIVERS.
(a)
Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger abandoned at any time (whether before or after adoption thereof by the shareholders of the Target Fund and the Acquiring Fund) prior to the Closing Date, or the Closing Date may be postponed, (i) by mutual consent of the Boards of Trustees of the Acquiring Fund and the Target Fund; (ii) by the Board of Trustees of the Target Fund if any condition of Target Fund’s obligations set forth in Section 8 of this Agreement has not been fulfilled or waived by such Board of Trustees; and (iii) by the Board of Trustees of the Acquiring Fund if any condition of the Acquiring Fund’s obligations set forth in Section 9 of this Agreement has not been fulfilled or waived by such Board of Trustees.

(b)
If the transactions contemplated by this Agreement have not been consummated by June 30, 2021, this Agreement automatically shall terminate on that date, unless a later date is mutually agreed to by the Boards of Trustees of the Acquiring Fund and the Target Fund.

(c)
In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of any Fund or its respective directors, trustees, officers, agents or shareholders in respect of this Agreement and payment by each Fund of its respective expenses incurred in connection with the Merger as provided herein.

(d)
At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the Board of Trustees of the Acquiring Fund or the Target Fund (whichever is entitled to the benefit thereof), except as prohibited by law.

(e)
The respective representations and warranties contained in Sections 1 and 2 of this Agreement shall expire with, and be terminated by, the consummation of the Merger, and neither the Funds, nor any of their respective officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, director, trustee, agent or shareholder of either of the Funds against any liability to the entity for which that officer, director, trustee, agent or shareholder so acts or to its shareholders, to which that officer, director, trustee, agent or shareholder otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of his or her duties in the conduct of such office.

11.	OTHER MATTERS.
(a)
All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

(b)
All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Target Fund shall be addressed to Guggenheim Enhanced Equity Income Fund, c/o Guggenheim Funds Investment Advisers, LLC, 227 West Monroe Street, 7th Floor, Chicago, Illinois 60606, Attention: Mark E. Mathiasen, Secretary of the Target Fund, or at such other address as the Target Fund may designate by written notice to the Acquiring Fund. Notice to the Acquiring Fund shall be addressed to Guggenheim Strategic Opportunities Fund, c/o Guggenheim Funds Investment Advisers, LLC, 227 West Monroe Street, 7th Floor, Chicago, Illinois 60606, Attention: Mark E. Mathiasen, Secretary of the Acquiring Fund, or at such other address and to the attention of such other person as the Acquiring Fund may designate by written notice to the Target Fund. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.
(c)
This Agreement supersedes all previous correspondence and oral communications between the Funds regarding the Merger, constitutes the only understanding with respect to the Merger, and shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in said state.

(d)	This Agreement may be amended or modified by the parties hereto by an instrument in writing signed on behalf of each of the Funds except as prohibited by law.
(e)
This Agreement is not intended to confer upon any person other than the parties hereto (or their respective successors and assigns) any rights, remedies, obligations or liabilities hereunder. If any provision of this Agreement shall be held or made invalid by statute rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to such extent, the provisions of this Agreement shall be deemed severable provided that this Agreement shall be deemed modified to give effect to the fullest extent permitted under applicable law to the intentions of the party as reflected by this Agreement prior to the invalidity of such provision.

(f)
It is expressly agreed that the obligations of the Funds hereunder shall not be binding upon any of their respective directors, trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the respective Fund. The execution and delivery of this Agreement has been authorized by the Boards of Trustees of the Acquiring Fund and the Target Fund and signed by an authorized officer of each of the Acquiring Fund and the Target Fund, acting as such, and neither such authorization by such Board of Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of each Fund.

(g)
This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original but all such counterparts together shall constitute but one instrument.

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IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.
GUGGENHEIM STRATEGIC OPPORTUNITIES FUND, a Delaware statutory trust
By:  /s/Mark E. Mathiasen
 Name: Mark E. Mathiasen
 Title: Secretary
GUGGENHEIM ENHANCED EQUITY INCOME FUND, a Delaware statutory trust
By:  /s/Mark E. Mathiasen
 Name: Mark E. Mathiasen
 Title: Secretary